UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2013

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Deed of Grant

On August 15, 2013, Endeavour Energy UK Limited (“EEUK”), a wholly-owned subsidiary of Endeavour International Corporation (the “Company”), entered into a Second Supplemental Deed of Amendment and Restatement (the “Second Supplemental Deed”) with Cidoval S.à r.l. (“Cidoval”), which is supplemental to and amends (a) the sale and purchase agreement dated March 5, 2013 between EEUK and END PP Holdings LLC, as subsequently novated in favour of Cidoval pursuant to a deed of novation and amendment dated March 28, 2013; (b) the deed of grant of a production payment dated April 30, 2013 between EEUK and Cidoval, as previously amended by the Supplemental Deed of Amendment and Restatement (the “Supplemental Deed”) dated May 21, 2013 between EEUK and Cidoval (as amended, the “Deed of Grant”).

Pursuant to the Deed of Grant, EEUK has granted a production payment from the proceeds of sale from a proportion of EEUK’s entitlement to production from its interests in the Alba and Bacchus fields located in the UK sector of the North Sea (the “Grant”). The Second Supplemental Deed provides for the sale by EEUK of an additional production payment for an incremental purchase price of $25 million with an implied cost of 8.75%, bringing the total amount outstanding under the Grant to $150 million. Obligations under the Grant will cease upon the earlier of the repayment of amounts outstanding under the Grant or production from the Alba and Bacchus licences permanently ceasing. We currently expect repayment of the Grant to occur through 2015. If the Grant remains outstanding as expected, the total repayment will be approximately $174.8 million.

EEUK’s obligations under the Deed of Grant, as amended by the Supplemental Deed and the Second Supplemental Deed, are secured by first priority liens over EEUK’s interests in the licenses and joint operating agreements relating to the Alba and Bacchus fields and the accounts into which proceeds from the sale of production from such fields are paid. EEUK’s obligations under the Deed of Grant, as amended, are also secured by second priority liens over certain other licenses, joint operating agreements and assets of the Company and its subsidiaries. Such second priority liens are subordinated to the security granted to Cyan Partners, LP on April 12, 2012 pursuant to an intercreditor agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

August 21, 2013	By:	/s/ Stanley W. Farmer

Name: Stanley W. Farmer
Title: Vice President and Chief Accounting Officer